UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2007

SYNVISTA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16043	13-3304550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 West Grand Avenue
Montvale, New Jersey 07645
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (201) 934-5000

 ___________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(a), (b), (d), (e) and (f): Not applicable.

(c) On November 14, 2007, Alex D’Amico, CPA, joined Synvista Therapeutics, Inc. (“Synvista” or the “Company”) as Controller and Principal Accounting Officer. Mr. D’Amico will initially receive an annual base salary of $116,000. Mr. D’Amico will also be eligible for a 10% cash bonus for the year ending December 31, 2008.

Prior to joining Synvista, Mr. D’Amico, age 32, was Manager - Strategic Alliances & Corporate Accounting at Schering-Plough Corporation, beginning in 2006, where he oversaw all balance sheet and cash-related aspects of the Schering-Plough-Merck Cholesterol/Respiratory joint venture. From 2005 to 2006, Mr. D’Amico was an independent consultant for various clients, including Quest Diagnostics and Unilever. From 2004 to 2005, Mr. D’Amico was a Corporate Finance Manager at Screenvision, an advertising and media company in New York City. From 2001 to 2003, Mr. D’Amico was a Financial Accounting Manager at BMG Entertainment. From 1997 to 2001, Mr. D’Amico held various accounting and finance positions at Palm Pictures, AT&T and Deloitte & Touche LLP. Mr. D’Amico holds a Bachelor of Science degree, Summa Cum Laude, from Rutgers University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNVISTA THERAPEUTICS, INC.

Dated: November 16, 2007	By:	/s/ Noah Berkowitz
Noah Berkowitz, M.D., Ph.D.
President and Chief Executive Officer